UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 10, 2012

MERITAGE HOMES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	1-9977	86-0611231
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17851 N. 85th Street, Suite 300, Scottsdale, Arizona		85255
(Address of Principal Executive Offices)		(Zip Code)

(480) 515-8100

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Completion of Offering of 7.00% Senior Notes due 2022

On April 10, 2012, Meritage Homes Corporation, a Maryland corporation (the “Company”), completed an offering of $300,000,000 aggregate principal amount of 7.00% Senior Notes due 2022 (the “2022 Notes”) that are guaranteed (the “Guarantees,” and collectively with the 2022 Notes, the “Securities”) by certain of the Company’s subsidiaries (the “Guarantors”). The Securities were offered to investors in a private placement in reliance on Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The Securities have not been registered under the Securities Act or any state securities laws and may not be sold except in a transaction registered under, or exempt from, the registration provisions of the Securities Act and applicable state securities laws.

The Securities were issued pursuant to an Indenture dated April 10, 2012 among the Company, the Guarantors and Wells Fargo Bank, National Association, as trustee (the “2022 Indenture”). The material terms of the 2022 Notes and the 2022 Indenture are described below.

The 2022 Notes are the general unsecured obligations of the Company. The 2022 Notes will rank senior in right to all future obligations of the Company that are, by their terms, expressly subordinated in right of payment to the 2022 Notes and pari passu in right of payment with all existing and future unsecured obligations of the Company that are not so subordinated. The 2022 Notes bear interest at 7.00% per annum, payable on April 1 and October 1 of each year, commencing on October 1, 2012. Interest on the 2022 Notes will be computed on the basis of a 360-day year of twelve 30-day months.

The Company may redeem the 2022 Notes in whole at any time or in part from time to time, on at least 30 but not more than 60 days’ prior written notice, at a redemption price equal to the greater of (i) 100% of the principal amount of the notes being redeemed, or (ii) the sum of the present value of the remaining scheduled payments on the 2022 Notes being redeemed, discounted to the date of redemption (on a semiannual basis) at a discount rate equal to the rate payable with respect to comparable treasury securities plus 0.50%. The Company would also pay accrued interest (if any) on the 2022 Notes being redeemed to the redemption date.

The terms of the 2022 Indenture, among other things, generally limit, subject to exceptions, the ability of the Company and certain of its subsidiaries to (i) incur secured indebtedness and (ii) enter into certain sale and leaseback transactions.

The 2022 Indenture provides for customary events of default which include (subject in certain cases to customary grace and cure periods), among others: nonpayment of principal or interest; breach of covenants or other agreements in the 2022 Indenture; defaults under certain other indebtedness; and certain events of bankruptcy or insolvency. Generally, if an event of default occurs and is continuing under the 2022 Indenture, the Trustee or the holders of at least 25% in aggregate principal amount of the 2022 Notes then outstanding may declare the principal of, premium, of any, and accrued interest on all the 2022 Notes immediately due and payable. In addition, in the event there is both (i) a change in control and (ii) a ratings decline by either Standard & Poor’s Ratings Services or Moody’s Investors Service, Inc., the Company will be required to commence and consummate an offer to purchase all Notes then outstanding at a price equal to 101% of their principal amount, plus accrued interest (if any) to the date of repurchase.

The foregoing description of the 2022 Notes and the 2022 Indenture is only a summary and is qualified in its entirety by reference to the full text of the 2022 Indenture, including the form of note, which is attached to this Current Report on Form 8-K as Exhibit 4.1 and is incorporated by reference herein.

In connection with the sale of the 2022 Notes, the Company and the Guarantors entered into a Registration Rights Agreement dated as of April 10, 2012 (the “Registration Rights Agreement”), with the initial purchasers of the 2022 Notes. Pursuant to the Registration Rights Agreement, the Company will use its reasonable best efforts to register with the Securities and Exchange Commission exchange notes (“Exchange Notes”), which will have substantially identical terms as the 2022 Notes (except that the Exchange Notes will not contain terms with respect to transfer restrictions), so the Company can offer to exchange freely tradable Exchange Notes for the 2022 Notes.

The foregoing description of the Registration Rights Agreement is only a summary and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated by reference herein.

On April 10, 2012, the Company issued a press release announcing the closing of the offering of Notes described above. A copy of this press release is attached as Exhibit 99.1.

Eighth Supplemental Indenture for 6.25% Senior Notes due 2015

In connection with the expiration of the early tender period (as described in Item 8.01 below), on April 10, 2012, the Company entered into an Eighth Supplemental Indenture (the “Eighth Supplemental Indenture”) to the Indenture, dated as of March 10, 2005 (the “2015 Indenture”), among the Company, the guarantors named therein and HSBC Bank USA, National Association, as successor trustee, under which the Company’s 6.25% Senior Notes due 2015 (the “2015 Notes”) were issued. The Eighth Supplemental Indenture amended the 2015 Indenture to eliminate substantially all of the restrictive covenants and certain events of default from the 2015 Indenture.

The foregoing description of the Eighth Supplemental Indenture is only a summary and is qualified in its entirety by the full text of the Eighth Supplemental Indenture, which is attached to this Current Report on Form 8-K as Exhibit 4.2 and is incorporated by reference herein.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information contained in Item 1.01 of this Current Report on Form 8-K concerning the issuance of the 2022 Notes is incorporated by reference herein.

ITEM 8.01	OTHER EVENTS

Expiration of Early Tender Period in Tender Offer for 6.25% Senior Notes due 2015

On March 27, 2012, the Company announced in a press release the commencement of a cash tender offer to purchase the entire $285,000,000 outstanding principal amount of the 2015 Notes (the “Tender Offer”) and solicitation of consents from the holders of the 2015 Notes to certain amendments to the 2015 Indenture (the “Proposed Amendments”). On April 10, 2012, the Company announced in a press release the expiration of the early tender period in the Tender Offer, and the preliminary results of the Tender Offer. The Company also announced that, as a result of receiving the consents of at least two-thirds in aggregate principal amount of the outstanding 2015 Notes, the Company has received the requisite consents and tenders for its 2015 Notes in order to effect the Proposed Amendments, which are binding upon the holders of the 2015 Notes that were not tendered. Accordingly, the Company has executed and delivered the Eighth Supplemental Indenture relating to the 2015 Notes, as described in Item 1.01 above.

The Tender Offer will expire at 12:00 midnight, New York City time, on April 23, 2012, unless extended, after which the Company will announce final results of the Tender Offer. As previously disclosed on March 27, 2012, the Tender Offer is part of a series of related financing transactions that also included the private placement of 2022 Notes described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release that the Company issued on April 10, 2012 is attached as Exhibit 99.2.

Notice of Redemption for 6.25% Senior Notes due 2015

On April 10, 2012, the Company delivered a notice of redemption (the “Notice”) to the holders of the 2015 Notes. The Notice provides for the Company’s redemption, pursuant to the terms of the indenture relating to the 2015 Notes, of all $285,000,000 of outstanding principal amount of the 2015 Notes on May 10, 2012 (the “Redemption Date”) at a redemption price equal to 101.042% of the principal amount of each outstanding note plus accrued and unpaid interest to the Redemption Date. Any and all 2015 Notes still outstanding following the expiration of the Tender Offer will be redeemed in accordance with the Notice.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

4.1	Indenture for 7.00% Senior Notes due 2022, and Form of Note

4.2	Eighth Supplemental Indenture for 6.25% Senior Notes due 2015

10.1	Registration Rights Agreement relating to 7.00% Senior Notes due 2022

99.1	Press Release dated April 10, 2012, announcing the closing of a private offering of $300 million of 7.00% Senior Notes due 2022

99.2	Press Release dated April 10, 2012, announcing results of tender offer as of the early tender date for 6.25% Senior Notes due 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 10, 2012

MERITAGE HOMES CORPORATION

/s/ HILLA SFERRUZZA
By:	Hilla Sferruzza
Vice President, Corporate Controller and Chief Accounting Officer

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